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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ciba Geigy AG

We consent to the use of our report with respect to Mettler-Toledo Group included herein and to the reference to our firm under the headings 'Selected Historical Financial Information' and 'Experts' in the Prospectus.

KPMG FIDES PEAT

October 3, 1996
Zurich, Switzerland